Exhibit 99.1

Amylin Pharmaceuticals, Inc. 9360 Towne Centre Drive San Diego, CA 92121 USA	Tel (858) 552 2200 Fax (858) 552 2212 www.amylin.com

FOR IMMEDIATE RELEASE

AMYLIN PHARMACEUTICALS REPORTS SECOND QUARTER FINANCIAL RESULTS

Non-GAAP Operating Loss Improves by 50% to $42.2 Million in First Half of 2009

Compared to First Half of 2008

New Drug Application for Exenatide Once Weekly Submitted and Accepted for Review by FDA

San Diego, CA — July 21, 2009 — Amylin Pharmaceuticals, Inc. (Nasdaq: AMLN) today reported financial results for the quarter ended June 30, 2009. The Company reported total revenue of $209.4 million for the quarter ended June 30, 2009, which includes net product sales of $197.5 million. Net loss, excluding a charge of $11.4 million associated with the Company’s sales force reduction in the second quarter, was $51.0 million, or $0.36 per share. Non-GAAP operating loss was $22.4 million for the quarter ended June 30, 2009, compared to $40.3 million for the same period in 2008. GAAP net loss was $62.4 million, or $0.44 per share, for the quarter ended June 30, 2009, compared to $66.6 million, or $0.49 per share, for the same period in 2008. At June 30, 2009 the Company held cash, cash equivalents and short-term investments of $644.4 million.

“We set a goal of becoming operating cash flow positive by the end of 2010, and we have taken considerable steps toward achieving that goal,” said Mark G. Foletta, senior vice president of finance and chief financial officer, Amylin Pharmaceuticals. “In the last few quarters, we implemented a strategic restructuring and workforce reduction in order to bring operating expenses more in line with revenue, revised our cost allocation agreement with Lilly to create a more efficient global cost structure for the exenatide franchise and restructured our sales force to more efficiently leverage Lilly’s expertise and resources for the primary care market. Within the first half of this year, savings from those activities have resulted in a 50% improvement in non-GAAP operating loss, a measure of operating cash flow, over the same period last year.”

Quarter Ended June 30, 2009

Net product sales of $197.5 million for the quarter ended June 30, 2009 include $175.1 million for BYETTA® (exenatide) injection and $22.4 million for SYMLIN® (pramlintide acetate) injection.  This compares to net product sales of $200.3 million, consisting of $177.5 million for BYETTA and $22.8 million for SYMLIN for the same period in 2008. Revenues under collaborative agreements were $11.9 million for the quarter ended June 30, 2009, compared to $21.7 million for the same period in 2008. The decrease reflects lower cost-sharing payments from our collaboration partner Eli Lilly and Company (Lilly) due to decreased spending associated with the BYETTA and exenatide once weekly development programs.

Selling, general and administrative expenses decreased to $92.1 million for the quarter ended June 30, 2009 from $111.1 million for the same period in 2008. The decrease primarily reflects efficiencies driven by the Company’s reduced cost structure, partially offset by costs associated with the Company’s recent proxy contest in connection with its 2009 annual meeting of stockholders held in May 2009.

Research and development expenses decreased to $63.6 million for the quarter ended June 30, 2009 from $75.4 million for the same period in 2008. The decrease primarily reflects lower development expenses for exenatide once weekly and BYETTA, and reduced expenses for the Company’s obesity programs, driven by the Company’s reduced cost structure. Non-GAAP research and development expenses net of Lilly cost-sharing payments decreased to $52.8 million for the quarter ended June 30, 2009, compared to $54.8 million for the same period in 2008.

Collaborative profit sharing, which represents Lilly’s share of the gross margin for BYETTA, was $76.2 million for the quarter ended June 30, 2009, compared to $79.0 million for the same period in 2008.

Non-GAAP operating loss was $22.4 million for the quarter ended June 30, 2009 compared to $40.3 million for the same period in 2008. The Company’s results for the quarter ended June 30, 2009 include a charge of $11.4 million associated with the Company’s sales force restructuring during the second quarter. This charge consists primarily of employee separation costs. Net loss excluding this charge was $51.0 million, or $0.36 per share. GAAP net loss was $62.4 million, or $0.44 per share, for the quarter ended June 30, 2009, compared to $66.6 million, or $0.49 per share, for the same period in 2008.

“In the first half of 2009 we made significant progress regarding the development and potential launch of exenatide once weekly. The FDA accepted the NDA submission for review, and we announced results from three major clinical trials that support the safety and efficacy of the once-weekly therapy,” said Daniel M. Bradbury, president and chief executive officer at Amylin Pharmaceuticals. “Additionally, we created a specialty sales organization to better address the needs of the complex diabetes market. We believe all of these activities will help grow BYETTA today, and will position exenatide once weekly for a successful launch.”

Second Quarter Highlights

Highlights of Amylin’s second quarter and recent activities include:

Corporate

•                  Improved non-GAAP operating loss by 50% in the first half of 2009 compared to the first half of 2008

•                  Merged Amylin’s existing primary care and specialty sales forces into a single organization that will bring a specialty approach to endocrinologists and diabetes-focused primary care physicians, ultimately improving the quality and frequency of our interactions with core prescribers

•                  Revised the cost allocation agreement with Lilly regarding development and commercialization expenses for the exenatide franchise. The changes were part of an overall plan to optimize administration across the Amylin/Lilly alliance

BYETTA

•                  Presented compelling efficacy and safety data on BYETTA at the Annual Scientific Sessions of the American Diabetes Association (ADA) meeting, including:

•                  Interim results from retrospective study that showed the risk of acute pancreatitis among patients initiating therapy with BYETTA was not increased compared to patients initiating other antidiabetic therapies

•                  A meta-analysis of clinical data that showed there was no increased risk of cardiovascular events associated with the use of exenatide

Exenatide Once Weekly

•                  Submitted a New Drug Application (NDA) for exenatide once weekly. The application was accepted for review by FDA in early July

•                  Announced results from DURATION-3, a head-to-head comparative effectiveness study, that demonstrated exenatide once weekly provided superior glucose control over Lantus® (insulin glargine) injection. Treatment with exenatide once weekly also led to statistically significant improvements in body weight, with reduced incidence of confirmed hypoglycemia

•                  Signed joint supply agreement with Lilly to develop a pen device for exenatide once weekly that will enable patients to mix and administer the medicine from a pre-filled pen device, instead of the syringe and vial currently used in clinical trials

•                  Initiated a phase 1/2 clinical study to examine a new exenatide once weekly suspension formulation that eliminates the need to reconstitute the product prior to use

•                  Presented data at the ADA annual meeting that showed exenatide once weekly provided:

•                  Sustained improvements in glycemic control, with weight loss, over two years

•                  Superior glucose control with weight loss compared to Januvia® (sitagliptin) or Actos® (pioglitazone) in head-to-head DURATION-2 study

Symlin

•                  Presented data that showed the use of mealtime SYMLIN improved glucose control, treatment satisfaction and quality of life for patients with type 2 diabetes

Six Months Ended June 30, 2009

Total revenues for the six months ended June 30, 2009 were $403.0 million. This includes net product sales of $376.8 million, including $332.8 million for BYETTA and $44.0 million for SYMLIN.  This compares to net product sales of $379.1 million, consisting of $336.0 million for BYETTA and $43.1 million for SYMLIN for the same period in 2008.

Revenues under collaborative agreements decreased to $26.2 million for the six months ended June 30, 2009, compared to $40.2 million for the same period in 2008. The decrease reflects lower cost-sharing payments from Lilly due to decreased spending associated with the BYETTA and exenatide once weekly development programs.

Selling, general and administrative expenses decreased to $179.6 million for the six months ended June 30, 2009 from $209.3 million for the same period in 2008. The decrease primarily reflects efficiencies driven by the Company’s reduced cost structure, partially offset by costs associated with the Company’s recent proxy contest in connection with its 2009 annual meeting of stockholders held in May 2009.

Research and development expenses decreased to $123.6 million for the six months ended June 30, 2009 from $152.6 million for the same period in 2008. The decrease primarily reflects lower development expenses for exenatide once weekly and BYETTA, and reduced expenses for the Company’s obesity programs, driven by the Company’s reduced cost structure. Research and development expenses for the six months ended June 30, 2008 also included an $8.0 million license payment for drug delivery technology. Non-GAAP research and development expenses, net of cost-sharing payments decreased to $99.5 million for the six months ended June 30, 2009, from $114.6 million for the same period in 2008.

Collaborative profit sharing was $149.2 million for the six months ended June 30, 2009, compared to $148.9 million for the same period in 2008.

Non-GAAP operating loss was $42.2 million for the six months ended June 30, 2009. This was a 50% improvement over the $84.3 million for the same period in 2008. Net loss excluding the restructuring charge was $98.0 million, or $0.70 per share. GAAP net loss for the six months ended June 30, 2009 was $109.3 million, or $0.78 per share, compared to $137.7 million, or $1.01 per share for the same period in 2008.

Conference Call

Amylin will webcast its Quarterly Update Conference Call today at 5:00 p.m. ET/2:00 p.m. PT. Daniel M. Bradbury, Amylin’s president and chief executive officer, will lead the call. During the call, the Company plans to provide further details underlying its quarterly financial results, and information regarding assumptions for the remainder of 2009 operations.

The call will be webcast live through the “Investors” section of Amylin's corporate Web site at www.amylin.com. A slide presentation accompanying the conference call will also be available through the “Investors” section of Amylin’s corporate Web site. To access the webcast and slide presentation, please log on to www.amylin.com approximately fifteen minutes prior to the call to register, download and install any necessary audio software. For those without access to the Internet, the live call may be accessed by phone by calling (866) 783-2141 (U.S./Canada) or (857) 350-1600 (international), Conference ID# 46259840. A replay of the call will be available through the “Investors” section of Amylin’s corporate Web site and by phone beginning approximately two hours after the close of the call and can be accessed at (888) 286-8010 (U.S./Canada) or (617) 801-6888 (international), Conference ID# 67467542.

Note Regarding Use of Non-GAAP Financial Measures

Amylin reports non-GAAP operating loss excluding non-cash items and other one-time items, which is a non-GAAP financial measure. The Company believes that investors’ understanding of its progress towards its stated goal of generating positive non-GAAP operating results by the end of 2010 is enhanced by this disclosure. Amylin also reports non-GAAP research and development expenses net of cost-sharing payments, which is a non-GAAP financial measure. The Company believes that investors’ understanding of Amylin’s net investment in research and development activities is enhanced by this disclosure. In addition, the Company refers to these non-GAAP financial measures with its analysis of the Company’s financial performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

About Amylin

Amylin Pharmaceuticals is a biopharmaceutical company committed to improving lives through the discovery, development and commercialization of innovative medicines. Amylin has developed and gained approval for two first-in-class medicines for diabetes, SYMLIN® (pramlintide acetate) injection and BYETTA® (exenatide) injection. Amylin’s research and development activities leverage the Company’s expertise in metabolism to develop potential therapies to treat diabetes and obesity.  Amylin is headquartered in San Diego, California. Further information on Amylin Pharmaceuticals is available at www.amylin.com.

This press release contains forward-looking statements about Amylin, which involve risks and uncertainties. Our actual results could differ materially from those discussed herein due to a number of risks and uncertainties, including risks that BYETTA or SYMLIN may be affected by competition, unexpected new data, safety and technical issues, or manufacturing and supply issues; risks that our financial results may fluctuate significantly from period to period and may not meet market expectations; risks that any financial guidance we provide may not be accurate; risks that our clinical trials will not be completed when planned, may not replicate previous results or achieve desired end-points; risks that our preclinical studies may not be predictive; risks that our NDAs for product candidates, such as the exenatide once weekly NDA mentioned in this press release, or sNDAs for label expansion requests may not be submitted timely or receive FDA approval; risks that our expense reductions will not be as large as we expect; risks that the restructured operations for exenatide or our sales force will not produce the results we expect; and other risks inherent in the drug development and commercialization process. Commercial and government reimbursement and pricing decisions and the pace of market acceptance may also affect the potential for BYETTA or SYMLIN. These and additional risks and uncertainties are described more fully in the Company’s recently filed Form 10-Q. Amylin disclaims any obligation to update these forward-looking statements.

(Financial information to follow)

AMYLIN PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues:
Net product sales	$197,497	$200,335	$376,829	$379,056
Revenues under collaborative agreements	11,875	21,684	26,217	40,200
Total revenues	209,372	222,019	403,046	419,256

Costs and expenses:
Cost of goods sold	24,293	24,682	42,925	46,706
Selling, general and administrative	92,052	111,088	179,608	209,331
Research and development	63,601	75,401	123,620	152,607
Collaborative profit sharing	76,199	78,950	149,216	148,851
Restructuring	11,376	—	11,376	—
Total costs and expenses	267,521	290,121	506,745	557,495

Operating loss	(58,149)	(68,102)	(103,699)	(138,239)

Interest and other (expense) income, net	(4,223)	1,511	(5,627)	549

Net loss	$(62,372)	$(66,591)	$(109,326)	$(137,690)

Net loss per share - basic and diluted	$(0.44)	$(0.49)	$(0.78)	$(1.01)

Shares used in computing net loss per share - basic and diluted	140,912	137,142	139,864	136,500

A reconciliation of reported GAAP operating loss to non-GAAP operating loss excluding non-cash items and one-time items is provided in the table that follows (in thousands, unaudited):

	Quarter ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
GAAP operating loss	$(58,149)	$(68,102)	$(103,699)	$(138,239)

Stock-based compensation	12,093	14,929	23,047	28,983
Other non-cash compensation	4,241	6,670	11,327	13,316
Depreciation and amortization	9,133	7,254	17,854	13,740
Amortization of deferred revenue	(1,071)	(1,071)	(2,143)	(2,143)
Restructuring	11,376	—	11,376	—

Non-GAAP operating loss	$(22,377)	$(40,320)	$(42,238)	$(84,343)

A reconciliation of reported GAAP research and development expenses to non-GAAP research and development expenses, net of cost-sharing payments, is provided in the table that follows (in thousands, unaudited):

	Quarter ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Research and development expenses	$63,601	$75,401	$123,620	$152,607
Cost-sharing payments	(10,803)	(20,612)	(24,074)	(38,057)

Net research and development expenses	$52,798	$54,789	$99,546	$114,550

AMYLIN PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	December 31,
	2009	2008
Assets
Cash, cash equivalents and short-term investments	$644,438	$816,838
Accounts receivable, net	76,405	62,369
Inventories, net	109,803	115,823
Other current assets	64,839	41,038
Property and equipment, net	714,541	655,444
Other assets	40,341	35,541
Total assets	$1,650,367	$1,727,053

Liabilities and stockholders’ equity
Current liabilities	279,484	313,778
Other liabilities, net of current portion	191,002	179,227
Long-term debt	710,255	714,771
Stockholders’ equity	469,626	519,277
Total liabilities and stockholders’ equity	$1,650,367	$1,727,053

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CONTACTS:

Financial:

Michael York

Senior Director, Investor Relations

Amylin Pharmaceuticals, Inc.

(858) 458-8602

michael.york@amylin.com

Media:

Alice Izzo

Executive Director, Corporate Affairs

Amylin Pharmaceuticals, Inc.

(858) 642-7272

alice.izzo@amylin.com